                                                                     EXHIBIT 5.2


                               Riordan & McKinzie
                           A Professional Corporation
                        695 Town Center Drive, Suite 1500
                              Costa Mesa, CA 92626
                                 (714) 433-2900
                               Fax (714) 549-3244



                                 August 4, 1997

                                                                      08-203-007



Horseshoe Gaming, L.L.C.
Robinson Property Group Limited Partnership
4024 Industrial Road
Las Vegas, Nevada  89103

         Re: Horseshoe Gaming, L.L.C. -- 9 3/8% Senior Subordinated Notes due June 15, 2007, Series B -- Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company") and to Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of, and the offer to exchange (the "Exchange Offer"), the Company's
9 3/8% Senior Subordinated Notes due June 15, 2007, Series B (the "New Notes"), for its outstanding 9 3/8% Senior Subordinated Notes due June 15, 2007, Series A and the guarantee of the New Notes by RPG (the "Guarantee"). This opinion is delivered to you in connection with the Registration Statement on Form S-4 for the aforementioned New Notes, the Exchange Offer and the Guarantee, being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act concurrently herewith (the "Registration Statement"). Capitalized terms used herein without definition shall have the meanings given to them in the Registration Statement.

        In rendering this opinion, we have examined copies identified to our satisfaction as being copies of the form of the New Notes and the Indenture, each as attached as an exhibit to the Registration Statement, and originals, counterparts or copies identified to our satisfaction as being true copies of such other documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

Horseshoe Gaming, L.L.C.
August 4, 1997
Page 2


        We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the effect on the subject transaction of United States Federal law, the law of the State of New York and the General Corporation Law of the State of Delaware. In opining as to the effect of the law of the State of New York, we are opining thereon solely in reliance upon, to the extent set forth in and subject to all of the limitations and assumptions set forth in the opinion of Richards & O'Neil, LLP to the Initial Purchaser, dated June 25, 1997 (a copy of which is attached), in accordance with the consent of Richards & O'Neil, LLP to such reliance, dated August 1, 1997 (a copy of which is also attached).

        Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

        1. The Indenture constitutes the legally valid and binding agreement of the Company.

        2. The New Notes will, when they have been duly executed, authenticated and issued as specified in the Indenture, constitute the legally valid and binding obligations of the Company.

        3. The Guarantee constitutes the legally valid and binding obligation of RPG.

        4. The discussion set forth in the Prospectus which is a part of the Registration Statement under the heading "Certain Federal Income Tax Considerations" accurately describes the material Federal income tax consequences to an acquiror of the New Notes of the Exchange Offer and of a purchase of the New Notes from a person other than the Company, provided, however, that we express no opinion as to any statement of fact included in such discussion.

        The enforceability of the Indenture, the New Notes and the Guarantee is subject to the following exceptions, limitations and qualifications:

            (a) the effect upon the Indenture, the New Notes or the Guarantee of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally;

Horseshoe Gaming, L.L.C.
August 4, 1997
Page 3


            (b) general principles of equity, whether considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

            (c) the enforceability, under certain circumstances, of certain remedial and exculpatory provisions including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;

            (d) the enforceability of provisions in agreements which purport to bind persons or entities not parties thereto;

            (e) the enforceability of provisions which purport to establish consent to the subject matter jurisdiction of any court;

            (f) the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy;

            (g) provisions that permit any person to take action or make determinations, or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

            (h) under certain circumstances, the requirement that provisions may be modified or waived only in writing or only in a specific instance may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions;

            (i) the authority of a court to modify or limit contractual awards of attorneys fees;

Horseshoe Gaming, L.L.C.
August 4, 1997
Page 4


            (j) statutory provisions and case law that provide that, in certain circumstances, a surety or guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the surety or guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the surety or guarantor; and

            (k) the enforceability under certain circumstances of provisions waiving vaguely or broadly stated rights or unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that election of some particular remedy or remedies does not preclude recourse to one or more others.

        This opinion is given in respect of the Indenture, the New Notes and the Guarantee only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein. We assume that RPG has received adequate consideration in connection with the Guarantee. We assume that the creation and performance of the Guarantee bears a reasonable relation to the State of Mississippi and the State of New York. To the extent that the obligations of the Company under the Indenture or of RPG under the Guarantee may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture. We also assume, for purposes of the opinion relating to Federal income tax considerations, that the facts are as set forth in the Registration Statement. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction in such matters, all of which are subject to change prospectively and retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

Horseshoe Gaming, L.L.C.
August 4, 1997
Page 5


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" and under the caption "Certain Federal Income Tax
Considerations" in the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,


                                    /s/ RIORDAN & MCKINZIE

                             RICHARDS & O'NEIL, LLP
                                885 Third Avenue
                              New York, N.Y. 10022
                                 (212) 207-1200
                      Fax: (212) 750-9022 & (212) 755-7874



                                  June 25, 1997


To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997

Ladies and Gentlemen:

        We have acted as special New York counsel to Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), in connection with that certain Purchase Agreement, dated June 18, 1997 (the "Purchase Agreement"), by and among the Company, RPG and Wasserstein Perella Securities, Inc. (the "Note Purchaser"), relating to the sale by the Company of up to $160,000,000 aggregate principal amount of the Company's 9-3/8% Series A Senior Subordinated Notes due 2007 (the "Notes"). This opinion is delivered pursuant to
Section 7(a) of the Purchase Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Purchase Agreement or, if noted herein, in that certain Indenture dated as of June 15, 1997 (the "Indenture"), by and among the Company, RPG and U.S. Trust Company of Texas, N.A., as Trustee.

        In rendering this opinion, we have examined copies, certified or otherwise identified to our satisfaction as being true copies, of each of the following documents:

        (i)     the Purchase Agreement;

        (ii)    the Indenture;

        (iii)   the Notes;

        (iv)    the Guarantee;

        (v)     the HE Intercompany Note;

To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997
Page 2


        (vi)    the RPG Intercompany Note; and

        (vii)   the Registration Rights Agreement.

The documents listed in items (i)-(vii) above, together with the Series B Notes, shall be hereinafter referred to as the "Operative Documents."

        As to various questions of fact material to this opinion, we have been furnished with, and with your consent have relied exclusively upon, without any independent investigation or verification of any kind, the representations and warranties contained in the Operative Documents and other documents executed and delivered in connection therewith and upon certificates and other documents of officers of the Company, HE and RPG, and of public officials and we have made such other investigations as we have deemed relevant or necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, and the incumbency, authority and power, of all persons signing the Operative Documents as or on behalf of the parties thereto, the authenticity and completeness of all documents submitted to us as original or certified documents, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimiled or photostatic copies.

        To the extent that the obligations of the Company, HE, RPG or any Additional Guarantor may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) each party to the Operative Documents is or will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each such party has full corporate or other organizational power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and each other document and agreement executed by it in connection therewith; (iii) the Notes have been duly authenticated by the Trustee in accordance with the Indenture; and (iv) each Operative Document executed by any of the parties has been duly authorized, executed and delivered by such party and, except with respect to the Company, HE, PPG and any Additional Guarantor, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms. In rendering the opinion set forth in paragraph 7 below, we have assumed, with your consent, that the assumptions made in clauses (i)-(iv) of this paragraph are true and correct as of the date the Series IS Notes are issued and that, as of such date, each of the Operative Documents (other than the Series B Notes) constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In rendering the opinion set forth in paragraph 8

To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997
Page 3


below, we have assumed, with your consent, that the assumptions made in clauses
(i)-(iv) of this paragraph are true and correct as of the date of the Indenture and Guarantee are executed and delivered by any Additional Guarantor and that, as of such date, each of the Operative Documents (other than such Guarantee) constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

        You also have advised us that in rendering the opinions set forth below we may assume that: (i) the purchase price for the Notes, the HE Intercompany Note and the PPG Intercompany Note has been delivered to and received by the Company, HE and PPG, respectively, in accordance with the provisions of the Purchase Agreement, the HE Intercompany Note and the PPG Intercompany Note, respectively; (ii) RPG has received adequate consideration in connection with its obligations under the Guarantee, Indenture and the Notes; (iii) at the time any Additional Guarantor executes the Indenture (or a counterpart thereto) and a Guarantee, it will have received adequate consideration in connection with its obligations under the Indenture and the Notes or Series B Notes (as the case may be) and its Guarantee; and (iv) all parties to the Operative Documents have acted and will act in good faith.

        We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys admitted to practice only in the State of New York and we opine herein only as to the effect of the law of the State of New York on the subject transactions. We do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction, including, without limitation, federal laws. In addition, we do not express any opinion as to any law of the State of New York applicable to securities, "blue sky" or antifraud matters.

        The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

        (a) the enforceability of the Operative Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and remedies generally;

        (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether such matters

To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997
Page 4


are considered in a proceeding at law or in equity) and may be subject to the discretion of the court before which any proceeding therefor may be brought;

        (c) certain remedial and exculpatory provisions contained in the Operative Documents may be unenforceable (including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions allowing for the acceleration of indebtedness due under debt instruments upon the occurrence of certain events where such provisions are found to be unconscionable or to impose restrictions or obligations on the debtor and it cannot be demonstrated that the enforcement of such restrictions or obligations upon the occurrence of such events is reasonably necessary for the protection of the creditor), but the remedies provided in such Operative Documents, taken as a whole, should not be inadequate for the practical realization of the benefits intended to be afforded thereby;

        (d) we express no opinion with respect to the enforceability of provisions in the Operative Documents which purport to bind persons or entities not parties thereto;

        (e) we express no opinion with respect to the enforceability of provisions which purport to establish consent to the subject matter jurisdiction of any court, waive trial by jury, or waive objections to venue or the choice of forum;

        (f) we express no opinion with respect to the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy; and

        (g) we express no opinion with respect to the enforceability of the provisions of Section 5 of the Registration Rights Agreement, insofar as liquidated damages provided therein may be deemed to be a penalty.

        Based upon and subject to the foregoing, after giving effect to the consummation of the transaction contemplated by the Operative Documents, we are of the opinion that:

To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997
Page 5


        1. Each of the Purchase Agreement, the Indenture, the Notes, and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        2. The HE Intercompany Note constitutes the legal, valid and binding obligation of HE, enforceable against HE in accordance with its terms.

        3. Each of the Purchase Agreement, the Indenture, the RPG Intercompany Note and the Registration Rights Agreement constitutes the legal, valid and binding obligation of RPG, enforceable against RPG in accordance with its terms. The Guarantee, as set forth in Section 12.1 of the Indenture, constitutes the legal, valid and binding obligation of RPG, enforceable against RPG in accordance with its terms.

        4. The consummation of the transactions contemplated by the Purchase Agreement and the Indenture and the execution, delivery and performance of the Purchase Agreement, the Indenture and the other Operative Documents will not violate any New York law or statute or any New York rule or regulation binding upon the Company, HE or RPG.

        5. No consent, approval or authorization of, or any registration, filing or declaration with, or delivery of notice to, any Governmental Body of the State of New York is required for the validity, execution and delivery or for the performance by any of the Company, HE and RPG of the Purchase Agreement and the other Operative Documents to which any of them is a party.

        6. The interest payable with respect to the Notes is not usurious under the laws of the State of New York.

        7. When executed and authenticated in accordance with the terms of the Indenture and issued in accordance with the terms of the Exchange Offer as contemplated by the Registration Rights Agreement, each of the Series IS Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

        8. Upon execution and delivery by an Additional Guarantor of the Indenture (or a counterpart thereto) and the notation by such Additional Guarantor of its Guarantee thereunder, each of the Indenture and such Guarantee will constitute a legal valid

To the Initial Purchaser under that certain
Purchase Agreement, dated as of June 18,
1997 and to the Trustee as defined in that certain Indenture dated as of June 15, 1997
Page 6


and binding obligation of such Additional Guarantor, enforceable against it in accordance with its terms.

        Our opinions as expressed in paragraphs 4 and 5 are limited to those laws, statutes and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the parties and the transactions contemplated by the Operative Documents.

        The opinions set forth herein are as of the date of this letter and, except as expressly set forth in paragraph 7 and 8 above, we do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof. In addition, as to the opinions set forth in paragraphs 7 and 8 above, we assume that the laws in effect as of the date the Series IS Notes are issued and as of the date a Guarantee is executed and delivered by an Additional Guarantor (as the case may be) are the same as the laws in effect on the date hereof.

        This opinion is rendered only to you and is solely for the benefit of you in connection with the Purchase Agreement and Indenture. This opinion may not be relied upon by you for any other purpose, nor may it be quoted, circulated, referred or delivered to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.


                                          Very truly yours,


                                          /s/ RICHARDS & O'NEIL

                             RICHARDS & O'NEIL, LLP
                                885 Third Avenue
                              New York, N.Y. 10022
                                 (212) 207-1200
                      Fax: (212) 750-9022 & (212) 755-7874



                                 August 1, 1997


Riordan & McKinzie
300 South Grand Avenue
29th Floor
Los Angeles, CA 90071

Ladies and Gentlemen:

        We have acted as special counsel to Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), in connection with that certain Purchase Agreement dated as of June 18, 1997 (the "Purchase Agreement"), by and among the Company, RPG and Wasserstein Perella Securities, Inc. (the "Initial Purchaser"), relating to the sale by the Company of up to $160,000,000 aggregate principal amount of the Company's 9-3/8% Senior Subordinated Notes due June 15, 2007 (the "Notes"). In that capacity, we have delivered to the Initial Purchaser our opinion, dated June 25, 1997 (the "R&O Opinion") pursuant to
Section 7(a) of the Purchase Agreement.

        You have been requested to render your opinion (the "R&M Opinion") in your capacity as special counsel to the Company and to RPG, in connection with the Registration Statement on Form 5-4 filed by the Company and RPG in respect of the Notes and RPG's guarantee thereof. You have requested our consent to your reliance on the R&O Opinion in connection with your delivery of the R&M Opinion.

        We hereby consent, notwithstanding the restrictions set forth in the final paragraph of the R&O Opinion, to your reliance on the R&O Opinion in connection with your delivery of the R&M Opinion. The R&O Opinion may not be relied upon by you for any other purpose, nor may it be quoted, circulated, referred or delivered to, or relied upon except in connection with the R&M Opinion or as set forth in the last paragraph of the R&O Opinion.

                                            Very truly yours,


                                            /s/ RICHARDS & O'NEIL